Exhibit 10-i
STOCK REDEMPTION AGREEMENT
     THIS STOCK REDEMPTION AGREEMENT (“Agreement”), dated this 26th day of August, 2005, is between Nordson Corporation, a corporation organized under the laws of the State of Ohio (“Nordson”), and Russell L. Bauknight, as Trustee or co-Trustee (“Bauknight”) of those certain trusts set forth in Attachment A hereto (the “Nord Trusts”).
The parties agree as follows:
     1. Purchase of Common Shares; Purchase Price. On the date hereof, Bauknight, as Trustee or Co-Trustee of the Nord Trusts, hereby agrees to sell to Nordson, and Nordson hereby agrees to purchase from Bauknight, 3,657,667 common shares of Nordson common stock (the “Purchased Shares”) at an aggregate purchase price (the “Purchase Price”) of One Hundred Twenty-Four Million Six Hundred Eighty Nine Thousand Eight Hundred Sixty Eight Dollars and Three Cents ($124,689,868.03) ($34.09 per share). On September 7, 2005 (the “Settlement Date”), Bauknight will arrange to deliver the Purchased Shares to Nordson’s Transfer Agent, National City Bank, Cleveland (DTC # 9957) via DWAC (Deposit/Withdrawal At Custodian). The Purchase Price will be payable in immediately available funds, as directed by Bauknight, upon receipt of the Purchased Shares.
     2. Representations and Warranties by Bauknight. Bauknight represents and warrants to Nordson as follows: (i) the Nord Trusts have been duly created and are validly existing under applicable state law; (ii) he has sufficient power and authority under the Nord Trusts and other governing documents, each as amended to date, as trustee or co-trustee to execute and deliver this Agreement and to perform all of his obligations under this Agreement; (iii) this Agreement is a valid and binding obligation of Bauknight and the Nord Trusts enforceable in accordance with its terms, except to the extent that enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws relating to creditors’ rights generally and that the remedies of specific performance and injunctive or other equitable relief are subject to equitable defenses and to the discretion of the court before which proceedings may be brought; (iv) the Nord Trusts own the Purchased Shares and Bauknight has the right to transfer them to Nordson free and clear of any lien, pledge, encumbrance, or claim; (v) neither the execution and delivery by Bauknight of this Agreement or any document by which Bauknight sells the Purchased Shares nor compliance by Bauknight with the terms and provisions hereof or thereof will conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction or ruling of any court or other governmental entity, or any law, statute or regulation, to which Bauknight or the Nord Trusts are subject, or any agreement, contract or commitment to which Bauknight is a party or to which the Nord Trusts are subject; and (vi) other than required filings with the Securities and Exchange Commission after the consummation of the transactions contemplated hereby, no notices, reports or other filings are required to be made by Bauknight with, nor are any consents, permits or approvals required to be obtained by Bauknight from any third person in connection with Bauknight’s execution and delivery of this Agreement or the consummation by Bauknight of the transactions contemplated hereby.
     3. Representations and Warranties by Nordson. Nordson represents and warrants to Bauknight as follows: (i) it is a corporation organized and duly existing under the laws of the State of Ohio; (ii) it has sufficient power under its articles of incorporation, code of regulations and other governing documents, each as amended to date, to execute and deliver this Agreement and to perform all of its obligations under this Agreement; (iii) the execution and delivery of this Agreement, and purchase of the Purchased Shares, has been approved by its Board of Directors; (iv) no approval by its shareholders is necessary to authorize the execution, delivery, or performance of this Agreement; (v) this Agreement is a valid and binding obligation of Nordson enforceable in accordance with its terms, except to the extent that enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws relating to creditors’ rights generally and that the remedies of specific performance and injunctive or other equitable relief are subject to equitable defenses and to the discretion of the court before which proceedings may be brought; (vi) neither the execution and delivery by Nordson of this Agreement nor compliance by Nordson with the terms and provisions hereof will conflict with or result in a breach in any of the terms, conditions or provisions of any judgment, order, injunction or ruling of any court or other governmental entity, or any law, statute or regulation, to which Nordson is subject, or any agreement, contract or commitment to which Nordson is a party or is subject; and (vii) no notices, reports or other filings are required to be made by Nordson with, nor are any consents, permits or approvals required to be obtained by Nordson from, any third person in connection with Nordson’s execution and delivery of this Agreement or the consummation by Nordson of the transactions contemplated hereby.
     4. Dividend. The parties hereto acknowledge and agree that the Nord Trusts shall receive the dividend of 16.5 cents per share for the Purchased Shares which will be paid by Nordson on September 20, 2005.
     5. Waiver. Solely in connection with the transactions contemplated herein, Nordson hereby waives all notices dated and other obligations imposed upon the Nord Trusts set forth in Section 2 of that certain Agreement dated December 31, 1983, by and among Nordson, Eric T. Nord and Evan W. Nord, individually; Eric T. Nord and Evan W. Nord, as trustees under the will of Walter G. Nord; William D. Ginn, as trustee under an Agreement with Walter G. Nord dated December 29, 1961 and an Agreement with Eric T. Nord dated June 2, 1978; and The Nordson Foundation.
     6. Miscellaneous. This Agreement represents the entire agreement on its subject matter between the parties. This Agreement will be interpreted and enforced in accordance with the laws of the State of Ohio. Jurisdiction and venue for any action or claim arising hereunder shall lie exclusively in the Cuyahoga County, Ohio Court of Common Pleas or the federal district court sitting in Cuyahoga County, Ohio, and each party irrevocably consents to the personal and subject matter jurisdiction of said courts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The signature page of any counterpart, and facsimiles and photocopies thereof, may be appended to any other counterpart and, when so appended, will constitute an original. The provisions of this Agreement are distinct and severable and if any provision is held to be invalid or unenforceable, such invalidity or unenforceability will not affect the validity or enforceability of any other provision of this Agreement.
[SIGNATURE PAGE ATTACHED]

     The parties have entered into this Agreement with effect as of August 26, 2005.

NORDSON CORPORATION

By:

Title:

Russell L. Bauknight, as Trustee of those certain trusts set forth on Attachment A.

ATTACHMENT A

1.	Cynthia W. Nord Charitable Remainder Unitrust dated June 9, 1994
2.	Evan W. Nord Charitable Remainder Unitrust dated June 9, 1994
3.	Evan W. Nord Revocable Trust, dated July 6, 1994, as supplemented September 21, 1994 and November 18, 1994
4.	1997 Evan W. Nord Grandchild Trust No. 1 dated April 10, 1997
5.	1997 Evan W. Nord Grandchildren Trust dated September 8, 1997
6.	Evan W. Nord Trust FBO Bruce B. Nord dated June 2, 1987
7.	Evan W. Nord Trust FBO Ethan W. Nord dated June 2, 1987
8.	Evan W. Nord Trust FBO Kathleen N. Peterson dated June 2, 1987
9.	Evan W. Nord Trust FBO Eric T. Nord dated June 2, 1987
10.	Evan W. Nord Trust FBO Allyson M. Nord dated June 2, 1987
11.	Evan W. Nord Trust Agreement FBO Wiley Kennedy dated December 8, 1995
12.	2000 Irrevocable Trust Agreement of Evan W. Nord dated January 19, 2000
13.	2000 Charitable Remainder Trust No. 1 of Evan W. Nord dated January 19, 2000
14.	2000 Charitable Remainder Trust No. 2 of Evan W. Nord dated January 19, 2000
15.	2000 Charitable Remainder Trust No. 3 of Evan W. Nord dated January 19, 2000
16.	2000 Charitable Remainder Trust No. 4 of Evan W. Nord dated January 19, 2000
17.	2000 Charitable Remainder Trust No. 5 of Evan W. Nord dated January 19, 2000
18.	2000 Charitable Remainder Trust No. 6 of Evan W. Nord dated January 19, 2000
19.	2000 Charitable Remainder Trust No. 7 of Evan W. Nord dated January 19, 2000
20.	2000 Charitable Remainder Trust No. 8 of Evan W. Nord dated January 19, 2000
21.	2000 Charitable Remainder Trust No. 9 of Evan W. Nord dated January 19, 2000
22.	2000 Charitable Remainder Trust No. 10 of Evan W. Nord dated January 19, 2000
23.	2000 Charitable Remainder Trust No. 11 of Evan W. Nord dated January 19, 2000
24.	2000 Charitable Remainder Trust No. 12 of Evan W. Nord dated January 19, 2000
25.	2000 Charitable Remainder Trust No. 13 of Evan W. Nord dated January 19, 2000
26.	2000 Charitable Remainder Trust No. 14 of Evan W. Nord dated January 19, 2000
27.	2000 Charitable Remainder Trust No. 15 of Evan W. Nord dated January 19, 2000
28.	2000 Charitable Remainder Trust No. 16 of Evan W. Nord dated January 19, 2000
29.	2000 Charitable Remainder Trust No. 17 of Evan W. Nord dated January 19, 2000
30.	2000 Charitable Remainder Trust No. 18 of Evan W. Nord dated January 19, 2000
31.	2000 Charitable Remainder Trust No. 19 of Evan W. Nord dated January 19, 2000
32.	2000 Charitable Remainder Trust No. 20 of Evan W. Nord dated January 19, 2000
33.	Evan W. Nord Trust for Lineal Descendants FBO Allyson N. Wandtke dated May 25, 1995
34.	Evan W. Nord Trust for Lineal Descendants FBO Kathleen N. Peterson dated May 25, 1995
35.	Evan W. Nord Trust for Lineal Descendants FBO Ethan W. Nord dated May 25, 1995
36.	Evan W. Nord Trust for Lineal Descendants FBO Eric T. Nord dated May 25, 1995
37.	Evan W. Nord Trust for Lineal Descendants FBO Bruce B. Nord dated May 25, 1995
38.	Evan W. Nord Charitable Remainder Unitrust FBO Eric Nord and Charitable Purposes dated June 1, 1993, as supplemented on July 28, 1994 and May 26, 1995
39.	Evan W. Nord Charitable Remainder Unitrust FBO Ethan Nord and Charitable Purposes dated June 1, 1993, as supplemented on July 28, 1994 and May 26, 1995
40.	Evan W. Nord Charitable Remainder Unitrust FBO Bruce Nord and Charitable Purposes dated June 1, 1993, as supplemented on July 28, 1994 and May 26, 1995
41.	Evan W. Nord Charitable Remainder Unitrust FBO Kathleen Peterson and Charitable Purposes dated June 1, 1993, as supplemented on July 28, 1994 and May 26, 1995
42.	Evan W. Nord Charitable Remainder Unitrust FBO Allyson N. Wandtke and Charitable Purposes dated June 1, 1993, as supplemented on July 28, 1994 and May 26, 1995.